Exhibit 99.1

AVEO Announces Executive Transition and Corporate Restructuring

Michael P. Bailey Named President and Chief Executive Officer;

Tuan Ha-Ngoc Named Chairman of the Board

Company to Eliminate Internal Research Function to Align Corporate Resources with the Company’s Future Strategic Plans

CAMBRIDGE, Mass. – January 7, 2015 – AVEO Oncology (NASDAQ:AVEO) today announced that its Board of Directors has appointed Michael P. Bailey as the Company’s president and chief executive officer and has elected Mr. Bailey as a director, effective today. Mr. Bailey, who currently serves as chief business officer of AVEO, succeeds Tuan Ha-Ngoc, who will become chairman of AVEO’s board of directors. Current board chair, Henri A. Termeer, will become lead outside director.

“We thank Tuan Ha-Ngoc for his leadership of AVEO from its founding as a company. His legacy is one of building a strong scientific and business foundation, one which has produced a portfolio of promising assets which we believe have positioned the Company for future value creation,” said Mr. Termeer. “As Tuan transitions to his new role, the Board has confidence in Michael Bailey’s ability to lead the Company and continue to execute a strategy to build shareholder value. Michael brings strong leadership skills coupled with extensive experience in corporate portfolio strategy, business development, commercial operations, clinical product development and business analytics, all of which will serve the Company well as it seeks to execute its strategy going forward. We are also pleased that the Company will continue to benefit from Tuan’s insights and experience in his new role as chairman of the Board.”

AVEO also announced today that it will eliminate the Company’s internal research function, as well as certain corporate support positions, to align corporate resources with the Company’s future strategic plans, focusing on advancement of its pipeline in the clinical setting. The restructuring, which includes departure of AVEO’s chief scientific officer, Jeno Gyuris, Ph.D., will result in a reduction of approximately two thirds of AVEO’s workforce, or 40 positions, leaving the Company with 20 full time positions. The restructuring will be substantially completed by January 15, 2015. AVEO expects that the related severance and outplacement charges of approximately $4.5 million incurred in connection with the restructuring will be included in its results of operations for the first quarter of 2015. The reduction in force is expected to reduce compensation expenses annually by approximately $6 million and will reduce AVEO’s facilities requirements by up to 80% of its current space, including the elimination of lab and vivarium needs.

“Since its founding, AVEO has benefited significantly from research, making the decision to eliminate this function particularly difficult,” said Mr. Bailey. “With our current pipeline, including AV-380, now past the research stage, it is critical that we focus on streamlining operations by aligning our current resources with our future needs. This change provides us with an opportunity to evaluate biomarker-driven clinical strategies and partnerships to advance our pipeline without continuing to incur internal research expense. I am honored to have been selected to lead AVEO’s efforts going forward.”

“It has been a privilege leading AVEO over the last 12 years, translating the Human Response Platform into multiple development programs,” said Mr. Ha-Ngoc. “I would like especially to thank our research group and chief scientific officer Jeno Gyuris for their productive efforts, resulting in the development of ficlatuzumab, AV-203 and AV-380, as well as their initiatives to identify unique biomarkers for each of our programs, including tivozanib. We believe the potential of this pipeline creates a solid foundation for future value creation. Looking forward, I believe that Michael’s drive, strategic thinking and leadership skills are well-suited for AVEO’s long-term success.”

Mr. Bailey joined AVEO in 2010 as its chief commercial officer, and in 2013, he was appointed chief business officer, assuming additional responsibilities including business development, program and alliance management and technical operations. Prior to joining AVEO, Mr. Bailey was senior vice president, business development and chief commercial officer of Synta Pharmaceuticals. Prior to joining Synta, Mr. Bailey led ImClone Systems’ worldwide commercial organization. During his nine year tenure at ImClone he was responsible for commercial aspects for the planning and launch of ERBITUX® (cetuximab) across multiple indications as well as new product planning for the ImClone development portfolio, which included CYRAMZA® (ramucirumab) and necitumumab. In addition, Mr. Bailey was a key member of the strategic leadership committees for ImClone and its North American and worldwide partnerships. Prior to joining ImClone, Mr. Bailey managed the cardiovascular development portfolio at Genentech, Inc. and was a key member of their global commercial partnership teams. Mr. Bailey started his career in the pharmaceutical industry as part of SmithKline Beecham’s executive marketing development program, where he held a variety of commercial roles, including sales, strategic planning, and product management. Mr. Bailey received a B.S. in psychology from St. Lawrence University and an M.B.A. in international marketing from the Mendoza College of Business at the University of Notre Dame.

About AVEO

AVEO Oncology (NASDAQ: AVEO) is a biopharmaceutical company committed to developing targeted therapies through biomarker-driven insights to provide substantial improvements in patient outcomes where significant unmet medical needs exist. AVEO’s proprietary Human Response Platform™ has delivered unique insights into cancer and related disease biology that are being leveraged in the clinical development of its therapeutic candidates. For more information, please visit AVEO’s website at www.aveooncology.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “potential,” “objective,” “could,” “should,” “seek,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about the Company’s portfolio of assets for future growth; the Company’s strategy and ability to rebuild shareholder value; the Company’s estimated restructuring charges and realized cost reductions from the reduction in its facilities requirement; anticipated benefits from the restructuring; the opportunity to advance the Company’s pipeline, including through the biomarker-driven clinical strategy and partnerships; and the Company’s future growth and long-term success. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including risks relating to: AVEO’s ability to successfully implement and manage its restructuring and obtain the benefits it expects to derive from the reduction in its workforce and internal research functions; AVEO’s ability to execute on its business strategy and enter into and maintain new strategic partnerships and collaboration agreements; AVEO’s ability to successfully enroll and complete clinical trials of its product candidates; AVEO’s ability to demonstrate to the satisfaction of the FDA, or equivalent foreign regulatory agencies, the safety, efficacy and clinically meaningful benefit of its product candidates; AVEO’s ability to achieve and maintain compliance with all regulatory requirements applicable to its product candidates; AVEO’s ability to obtain and maintain adequate protection for intellectual property rights relating to its product candidates and technologies; developments and expenses related to AVEO’s ongoing shareholder litigation and SEC inquiry; AVEO’s ability to raise the substantial additional funds required to achieve its goals; unplanned capital requirements; adverse general economic and industry conditions; competitive factors; and those risks discussed in the section titled “Risk Factors” included in AVEO’s most recent Quarterly Report on Form 10-Q and in its other filings with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments will cause its views to change. However, while AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date subsequent to the date of this press release.

Company, Media and Investor Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com

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